UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 19, 2012

ESP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52506	98-0440762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Lions Club Street, Scott, LA	70583
(Address of principal executive offices)	(Zip Code)

(337) 706-7056
Registrant's telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.                      Unregistered Sales of Equity Securities.

ESP Resources, Inc. (the “Registrant” or the “Company”) filed a Form D on June 21, 2012 disclosing the sale of shares of the Company’s restricted common stock and common stock purchase warrants. The sales of the securities closed on June 19, 2012. The Company is offering for sale up to One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) of the Company’s common stock and common stock purchase warrants through the sale of “units.” As of June 25, 2012 the Company has sold Seven Million Nine Hundred Thirty-Seven Thousand Five Hundred (7,937,500) shares of restricted common stock at a per share price of Eight Cents ($0.08) and common stock purchase warrants for the purchase of up to Eleven Million Nine Hundred Six Thousand Two Hundred Fifty (11,906,250) shares of the Company’s common stock exercisable at a per share price of Fifteen Cents ($0.15) and common stock purchase warrants for the purchase of up to Eleven Million Nine Hundred Six Thousand Two Hundred Fifty (11,906,250) shares of the Company’s common stock exercisable at a per share price of Twenty-Five Cents ($0.25). The common stock purchase warrants may be exercised for a period of Three (3) years. The Company has received Six Hundred Thirty-Five Thousand Dollars ($635,000.00) from the sale of these securities.

SIGNATURES

ESP RESOURCES, INC.

Dated: June 25, 2012	By:	/s/ David Dugas
David Dugas
Chief Executive Officer